Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Senior Vice President, Communications Fiserv, Inc. sophia.marshall@fiserv.com	Investor Relations: Walter Pritchard Senior Vice President, Investor Relations Fiserv, Inc. walter.pritchard@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2025 Results
GAAP revenue growth of 1% in the quarter and 4% for the full year;
GAAP EPS decreased 8% in the quarter and increased 18% for the full year;
Organic revenue was flat in the quarter and increased 4% for the full year;
Adjusted EPS decreased 21% in the quarter and 2% for the full year;
Company expects 2026 organic revenue growth of 1% to 3%
and adjusted EPS of $8.00 to $8.30
MILWAUKEE, Wis., February 10, 2026 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the fourth quarter and full year 2025.
Fourth Quarter and Full Year 2025 GAAP Results
GAAP revenue for the company increased 1% to $5.28 billion in the fourth quarter of 2025 compared to the prior year period, with 2% growth in the Merchant Solutions segment and a 2% decline in the Financial Solutions segment. GAAP revenue for the company increased 4% to $21.19 billion for the full year 2025 compared to the prior year, with 5% growth in the Merchant Solutions segment and 2% growth in the Financial Solutions segment. GAAP earnings per share was $1.51 in the fourth quarter and $6.34 for the full year 2025, a decrease of 8% and an increase of 18%, respectively, compared to the fourth quarter and full year 2024. The full year 2024 included a $595 million non-cash impairment charge related to one of the company’s equity method investments.
GAAP operating margin was 24.4% and 27.5% in the fourth quarter and full year 2025 compared to 31.8% and 28.7% in the fourth quarter and full year 2024. GAAP operating margin in the Merchant Solutions segment was 32.1% and 34.5% in the fourth quarter and full year 2025 compared to 39.2% and 37.0% in the fourth quarter and full year 2024. GAAP operating margin in the Financial Solutions segment was 42.2% and 45.3% in the fourth quarter and full year 2025 compared to 51.7% and 47.3% in the fourth quarter and full year 2024. Net cash provided by operating activities was $6.06 billion for the full year 2025 compared to $6.63 billion in the prior year.

News Release
“During the fourth quarter, which marked the first full quarter executing the One Fiserv plan, the team took decisive steps and achieved several meaningful milestones and client wins, while also delivering performance in line with our expectations,” said Mike Lyons, Chief Executive Officer of Fiserv. “We are increasingly confident in our ability to create sustainable value by executing on the pillars that have long distinguished Fiserv.”
Fourth Quarter and Full Year 2025 Non-GAAP Results and Additional Information
•Adjusted revenue was flat at $4.90 billion in the fourth quarter and increased 4% to $19.80 billion for the full year 2025 compared to the prior year periods.
•Organic revenue was flat in the fourth quarter of 2025, with 1% growth in the Merchant Solutions segment and a 2% decline in the Financial Solutions segment.
•Organic revenue growth was 4% for the full year 2025, with 6% growth in the Merchant Solutions segment and 2% growth in the Financial Solutions segment.
•Adjusted earnings per share decreased 21% to $1.99 in the fourth quarter and decreased 2% to $8.64 for the full year 2025 compared to the prior year periods.
•Adjusted operating margin was 34.9% and 37.4% in the fourth quarter and full year 2025, and 42.9% and 39.4% in the fourth quarter and full year 2024.
•Adjusted operating margin was 32.1% and 39.2% in the Merchant Solutions segment and 42.2% and 51.7% in the Financial Solutions segment in the fourth quarter of 2025 and 2024, respectively.
•Adjusted operating margin was 34.5% and 37.0% in the Merchant Solutions segment and 45.3% and 47.3% in the Financial Solutions segment for the full year 2025 and 2024, respectively.
•Free cash flow was $4.44 billion for the full year 2025 compared to $5.23 billion in the prior year.
•The company repurchased 3.1 million shares of common stock for $200 million in the fourth quarter and 32.2 million shares of common stock for $5.6 billion in the full year 2025.
•In December 2025, the company completed the acquisition of StoneCastle Cash Management, which enables its network of depository institutions to easily access stable, cost-efficient deposit funding.
•The company scheduled its Investor Day for May 14, 2026 in New York City.
Outlook for 2026
Fiserv expects organic revenue growth of 1% to 3% and adjusted earnings per share of $8.00 to $8.30 for 2026.
“Our fourth quarter results and 2026 guidance are in line with what we outlined in October,” said Paul Todd, Chief Financial Officer of Fiserv. “Our focus on disciplined investment and efficiency supports our outlook for improving financial performance as we progress through 2026.”

News Release
Earnings Conference Call
The company will discuss its fourth quarter and full year 2025 results in a live webcast at 7 a.m. CT on Tuesday, February 10, 2026. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV), a Fortune 500™ company, moves more than money. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and Clover®, the world’s smartest point-of-sale system and business management platform. Fiserv is a member of the S&P 500® Index and one of TIME Magazine’s Most Influential Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share change,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity, and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment and terminated pension plan settlement charges; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.

News Release
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the company’s ability to successfully implement and achieve the expected benefits associated with its One Fiserv action plan; the company’s ability to properly manage its use of artificial intelligence; the success of the company’s investments in emerging areas of financial services and technology; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the

News Release
company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Processing and services	$4,257	$4,260	$16,879	$16,637
Product	1,027	991	4,314	3,819
Total revenue	5,284	5,251	21,193	20,456

Expenses
Cost of processing and services	1,515	1,320	5,802	5,363
Cost of product	753	699	2,810	2,650
Selling, general and administrative	1,728	1,564	6,883	6,564
Net gain on sales and distribution of other assets	(3)	—	(120)	—
Total expenses	3,993	3,583	15,375	14,577

Operating income	1,291	1,668	5,818	5,879
Interest expense, net	(375)	(323)	(1,493)	(1,195)
Other income (expense), net	46	(161)	(61)	(178)

Income before income taxes and income (loss) from investments in unconsolidated affiliates	962	1,184	4,264	4,506
Income tax provision	(202)	(193)	(811)	(641)
Income (loss) from investments in unconsolidated affiliates	53	(43)	37	(685)

Net income	813	948	3,490	3,180
Less: net income attributable to noncontrolling interests	2	10	10	49

Net income attributable to Fiserv	$811	$938	$3,480	$3,131

GAAP earnings per share attributable to Fiserv – diluted	$1.51	$1.64	$6.34	$5.38

Diluted shares used in computing earnings per share attributable to Fiserv	537.0	571.4	549.0	582.1

Earnings per share is calculated using actual, unrounded amounts.

News Release

Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

GAAP net income attributable to Fiserv	$811	$938	$3,480	$3,131
Adjustments:
Merger and integration costs [1]	12	22	59	81
One Fiserv transformation program expenses [2]	73	—	86	—
Severance costs	23	80	79	157
Amortization of acquisition-related intangible assets [3]	310	335	1,304	1,420
Non wholly-owned entity activities [4]	(43)	22	(11)	100
Impairment of equity method investments [5]	—	25	—	635
Non-cash settlement charge for terminated pension plans [6]	—	147	—	147
Gain on sale of investment [7]	(68)	—	(68)	—
Tax impact of adjustments [8]	(52)	(132)	(275)	(548)
Incremental executive compensation [9]	—	—	52	—
Argentine Peso devaluation [10]	—	—	39	—
Adjusted net income	$1,066	$1,437	$4,745	$5,123

GAAP earnings per share attributable to Fiserv - diluted	$1.51	$1.64	$6.34	$5.38
Adjustments – net of income taxes:
Merger and integration costs [1]	0.02	0.03	0.09	0.11
One Fiserv transformation program expenses [2]	0.11	—	0.13	—
Severance costs	0.03	0.11	0.12	0.22
Amortization of acquisition-related intangible assets [3]	0.46	0.47	1.91	1.95
Non wholly-owned entity activities [4]	(0.06)	0.03	(0.01)	0.14
Impairment of equity method investments [5]	—	0.07	—	0.85
Non-cash settlement charge for terminated pension plans [6]	—	0.16	—	0.16
Gain on sale of investment [7]	(0.09)	—	(0.09)	—
Incremental executive compensation [9]	—	—	0.09	—
Argentine Peso devaluation [10]	—	—	0.07	—
Adjusted earnings per share	$1.99	$2.51	$8.64	$8.80

GAAP earnings per share attributable to Fiserv change	(8)%		18%
Adjusted earnings per share change	(21)%		(2)%
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities in the fourth quarter and full year 2025 include $9 million and $21 million of third-party professional service fees, respectively, as well as $25 million related to legal and other settlements for the full year 2025. Merger and integration costs associated with integration activities for the full year 2024 primarily include $23 million of third-party professional service fees, $22 million of share-based compensation, and $14 million related to a legal settlement.

News Release
2Represents third-party consulting and professional service fees associated with a multi-year transformation initiative focused on operational excellence enabled by artificial intelligence, including process reengineering and technology infrastructure modernization.
3Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company’s amortization expense.
4Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment in the fourth quarter and full year 2025 also includes a $51 million gain related to the sale of an equity method investment, recorded within income (loss) from investments in unconsolidated affiliates in the consolidated statements of income.
5Represents a non-cash impairment of certain equity method investments during 2024, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within income (loss) from investments in unconsolidated affiliates in the consolidated statements of income.
6Represents a non-cash settlement charge associated with the terminations of the company’s defined benefit pension plans in the United Kingdom and United States. Settlements of the terminated plans were completed in the fourth quarter of 2024.
7Represents a gain associated with the sale of an equity security in the fourth quarter of 2025, recorded within other expense, net in the consolidated statements of income.
8The tax impact of adjustments is calculated using a tax rate of 19.5% and 20% for the full year 2025 and 2024, respectively, which approximates the company’s annual effective tax rate, exclusive of actual tax impacts of an aggregate $30 million provision associated with the gain on certain investments during 2025 and an aggregate $196 million benefit associated with the impairment of certain equity method investments and the settlement charge for terminated pension plans during 2024.
9Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”), comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s new CEO appointed in 2025.
10The Argentine government announced economic policy changes, including the removal of certain currency controls, resulting in a significant devaluation of the Argentine Peso on April 14, 2025. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

News Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Company
Revenue	$5,284	$5,251	$21,193	$20,456
Adjustments:
Postage reimbursements	(384)	(349)	(1,389)	(1,333)
Adjusted revenue	$4,900	$4,902	$19,804	$19,123

Operating income	$1,291	$1,668	$5,818	$5,879
Adjustments:
Merger and integration costs	12	22	59	81
One Fiserv transformation program expenses	73	—	86	—
Severance costs	23	80	79	157
Amortization of acquisition-related intangible assets	310	335	1,304	1,420
Incremental executive compensation	—	—	52	—
Adjusted operating income	$1,709	$2,105	$7,398	$7,537

Operating margin	24.4%	31.8%	27.5%	28.7%
Adjusted operating margin	34.9%	42.9%	37.4%	39.4%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,538	$2,499	$10,140	$9,631

Operating income	$816	$979	$3,502	$3,561

Operating margin	32.1%	39.2%	34.5%	37.0%

Financial Solutions (“Financial”) [1]
Revenue	$2,362	$2,401	$9,664	$9,477

Operating income	$997	$1,241	$4,380	$4,485

Operating margin	42.2%	51.7%	45.3%	47.3%

News Release

Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Corporate and Other
Revenue	$384	$351	$1,389	$1,348
Adjustments:
Postage reimbursements	(384)	(349)	(1,389)	(1,333)
Adjusted revenue	$—	$2	$—	$15

Operating loss	$(522)	$(552)	$(2,064)	$(2,167)
Adjustments:
Merger and integration costs	12	22	59	81
One Fiserv transformation program expenses	73	—	86	—
Severance costs	23	80	79	157
Amortization of acquisition-related intangible assets	310	335	1,304	1,420
Incremental executive compensation	—	—	52	—
Adjusted operating loss	$(104)	$(115)	$(484)	$(509)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$3,490	$3,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,857	1,672
Amortization of acquisition-related intangible assets	1,304	1,423
Amortization of financing costs and debt discounts	46	43
Share-based compensation	357	367
Deferred income taxes	(942)	(662)
Net gain on sales and distribution of other assets	(120)	—
Gain on sale of investments	(74)	—
(Income) loss from investments in unconsolidated affiliates	(37)	685
Distributions from unconsolidated affiliates	44	39
Non-cash settlement charge for terminated pension plans	—	147
Non-cash foreign currency exchange losses	159	92
Other operating activities	(13)	(17)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(123)	(169)
Prepaid expenses and other assets	(528)	(398)
Contract costs	(252)	(267)
Accounts payable and other liabilities	878	426
Contract liabilities	16	70
Net cash provided by operating activities	6,062	6,631

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,763)	(1,569)
Merchant cash advances, net	(636)	(801)
Payments for acquisitions of businesses, net of cash acquired	(820)	—
Distributions from unconsolidated affiliates	42	60
Purchases of investments	(81)	(155)
Proceeds from sale of investments	756	61
Other investing activities	(18)	—
Net cash used in investing activities	(2,520)	(2,404)

Cash flows from financing activities
Debt proceeds	6,504	6,783
Debt repayments	(3,955)	(5,396)
Net (repayments of) borrowings from commercial paper and short-term borrowings	(370)	278
Payments of debt financing costs	(20)	(28)
Proceeds from issuance of treasury stock	62	97
Purchases of treasury stock, including employee shares withheld for tax obligations	(5,899)	(5,837)
Settlement activity, net	222	—
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(10)	(55)
Payments to acquire noncontrolling interest of consolidated subsidiaries	(436)	—
Payments of acquisition-related contingent consideration	—	(3)
Settlement of derivative contracts	65	—
Other financing activities	5	(4)
Net cash used in financing activities	(3,832)	(4,165)
Effect of exchange rate changes on cash and cash equivalents	99	(32)
Net change in cash and cash equivalents	(191)	30
Cash and cash equivalents, beginning balance	2,993	2,963
Cash and cash equivalents, ending balance	$2,802	$2,993

News Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31,
	2025	2024
Assets
Cash and cash equivalents	$798	$1,236
Trade accounts receivable – net	3,981	3,725
Prepaid expenses and other current assets	3,396	3,087
Settlement assets	16,479	15,429
Total current assets	24,654	23,477

Property and equipment – net	3,084	2,374
Customer relationships – net	5,093	5,868
Other intangible assets – net	5,068	4,072
Goodwill	37,703	36,584
Contract costs – net	1,039	996
Investments in unconsolidated affiliates	1,046	1,506
Other long-term assets	2,446	2,299
Total assets	$80,133	$77,176

Liabilities and Equity
Accounts payable and other current liabilities	$5,307	$4,799
Short-term and current maturities of long-term debt	1,239	1,110
Contract liabilities	865	819
Settlement obligations	16,479	15,429
Total current liabilities	23,890	22,157

Long-term debt	27,758	23,730
Deferred income taxes	1,478	2,477
Long-term contract liabilities	259	263
Other long-term liabilities	939	863
Total liabilities	54,324	49,490

Fiserv shareholders’ equity	25,792	27,068
Noncontrolling interests	17	618
Total equity	25,809	27,686
Total liabilities and equity	$80,133	$77,176

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Growth	2025	2024	Growth

Total Company
Adjusted revenue	$4,900	$4,902		$19,804	$19,123
Currency impact [2]	44	—		230	—
Acquisition adjustments	(62)	—		(194)	—
Divestiture adjustments	—	(2)		—	(15)
Organic revenue	$4,882	$4,900	—%	$19,840	$19,108	4%

Merchant
Adjusted revenue	$2,538	$2,499		$10,140	$9,631
Currency impact [2]	45	—		223	—
Acquisition adjustments	(55)	—		(170)	—
Organic revenue	$2,528	$2,499	1%	$10,193	$9,631	6%

Financial
Adjusted revenue	$2,362	$2,401		$9,664	$9,477
Currency impact [2]	(1)	—		7	—
Acquisition adjustments	(7)	—		(24)	—
Organic revenue	$2,354	$2,401	(2)%	$9,647	$9,477	2%

Corporate and Other
Adjusted revenue	$—	$2		$—	$15
Divestiture adjustments	—	(2)		—	(15)
Organic revenue	$—	$—		$—	$—
See pages 3-4 for disclosures related to the use of non-GAAP financial measures. Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Year Ended December 31,
	2025	2024

Net cash provided by operating activities	$6,062	$6,631
Capital expenditures	(1,763)	(1,569)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(10)	(55)
Distributions from unconsolidated affiliates included in cash flows from investing activities	42	60
Severance, merger and integration payments	158	179
One Fiserv transformation program payments	9	—
Tax payments on adjustments	(33)	(36)
Other	(30)	23
Free cash flow	$4,435	$5,233

Total Amortization [1]	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Acquisition-related intangible assets	$310	$334	$1,304	$1,423
Capitalized software and other intangibles	201	167	757	631
Purchased software	51	57	203	232
Financing costs and debt discounts	12	10	46	43
Sales commissions	29	29	116	113
Deferred conversion costs	28	26	112	108
Total amortization	$631	$623	$2,538	$2,550
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2026, including organic revenue growth and adjusted earnings per share, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2026 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2026 Revenue	1% - 3%
Postage reimbursements	—%
2026 Adjusted revenue	1% - 3%

Currency impact	0.5%
Acquisition adjustments	(0.5)%
Divestiture adjustments	—%
2026 Organic revenue	1% - 3%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2026 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses.
The company estimates that amortization expense in 2026 with respect to acquired intangible assets will be relatively consistent with the amount incurred in 2025. Other adjustments to the company’s financial measures that were incurred in 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout 2026 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
FISV-G
# # #